UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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RUBICON TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

PARAGON TECHNOLOGIES, INC.

HESHAM M. GAD

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PARAGON TECHNOLOGIES TRANSFORMING RUBICON TECHNOLOGY A PLAN FOR RENEWAL AND COMPOUNDING VALUE FEBRUARY 2022

General Considerations

This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof. This presentation should not be construed as legal, tax, investment, financial or other advice. It does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this presentation and should not be taken as advice on the merits of any investment decision. The views expressed in this presentation represent the opinions of Paragon Technologies. The views expressed herein are based on publicly available information with respect to Rubicon Technology, Inc. (the "Issuer") and the other companies referred to herein. Paragon Technologies recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead such companies to disagree with Paragon’s conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third-party reports. Paragon has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Neither Paragon Technologies nor its consultants shall be responsible or have any liability for any misinformation contained in any third party, SEC or other regulatory filing or third-party report. There is no assurance or guarantee with respect to the prices at which any securities of the Issuer will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the analyses set forth herein are based on assumptions that Paragon and its consultants believe to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Issuer will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. Paragon Technologies reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Paragon Technologies disclaims any obligation to update the data, information or opinions contained in this presentation.

Forward-Looking Statements

This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation or any such earlier date referenced in the presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and plans expressed or implied by such projected results and forward-looking statements will be achieved. Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security.

Paragon Technologies, Inc. intends to make a filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of director nominees at the 2022 annual meeting of stockholders of Rubicon Technology, Inc., a Delaware corporation (the “company”).

Paragon Technologies, Inc. is the beneficial owner of 65,154 shares of common stock of the company, par value $0.001 per share(“Common Stock”), and Hesham M. Gad is the direct beneficial owner of an additional 400 shares of Common Stock. Mr. Gad serves as Chief Executive Officer and Chairman of the Board of Paragon Technologies, Inc.

Paragon Technologies, Inc., its executive officers and directors, and its director nominees will be the participants in the proxy solicitation. Updated information regarding the participants and their direct and indirect interests in the solicitation, by security holdings or otherwise, will be included in Paragon’s proxy statement and other materials filed with the SEC. STOCKHOLDERS OF THE COMPANY SHOULD READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE ASTHEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE COMPANY’S ANNUAL MEETING, PARAGON’S SOLICITATION OF PROXIES AND PARAGON’S NOMINEES TO THE BOARD. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT www.sec.gov OR FROM PARAGON TECHNOLOGIES, INC.

INTRODUCTION  Paragon Technologies is one of the largest shareholders of Rubicon Technology, (RBCN) owning approximately 2.7% of the outstanding shares of the Company.  In 2016 and 2017 Paragon Technologies publicly presented a plan in order to unlock the potential value imbedded in RBCN assets. We outlined tangible, actionable ideas as to how unlock and compound shareholder value.  RBCN rejected our plan and appointed Timothy Brog as CEO and thereafter reconstituted its Board.  Since 2017, Rubicon remains the same. The company has no meaningful business operations, lacks strategic and operational vision, and has failed to deliver any real value for shareholders.  What RBCN has done is actively take steps to entrench insiders by: instituting a poison pill, bequeathing 4% of the Company to the CEO, and holding a staggered board of directors. These actions have insulated insiders from ANY accountability from outside owners of RBCN.  Over the past five years, shares in Rubicon have appreciated by less 3% per year compared to approximately 18% and 23.8% per year for the S&P 500 and Nasdaq, respectively. 1, 2 1. SHARE PRICE START DATES ARE 1/1/2018 AND 12/31/2021, RESPECTIVEL Y. DATA PROVIDED BY BLOOMBERG 2. INDEX RETURNS ASSUME REINVESTED DIVIDENDS

INTRODUCTION  Paragon Technologies is a diversified holding company with business activities in automation, technology distribution, real estate, and investments. Sham Gad, current Chairman and CEO of Paragon was appointed to the Paragon Board in 2010, appointed Chairman in 2012 and CEO of operations in 2015.  Mr. Gad is largest shareholder in Paragon, with an approximate 27.1% stake. Over 93% of his holdings were purchased in the open market.  Since Mr. Gad’s appointment as CEO, Paragon Technologies has evolved from a single subsidiary automation business to a diversified holding company with subsidiaries in automation, technology distribution, and real estate.  From 2015 to 2020, Paragon’s revenues have grown from $11.6 million to $108 million and operating profit from $848,000 to $3.6 million, respectively. 1  Over the past five years, shares in Paragon have appreciated by over 420%, or approximately 40% per year versus 15% and 18% per year for the S&P 500 and Nasdaq, respectively. 1. FINANCIAL DATA FROM PARAGON TECHNOLOGIES 2015 AND 2020 ANNUAL RE PORT FILED WITH THE OTC. 2. SHARE PRICE DATA PROVIDED BY MORGAN STANLEY/E - TRADE AND REFLECTS SHARE PRICE AS OF 1/1/2015 AND 12/31/2021

TABLE OF CONTENTS I. Real Change is Required at RBCN – NOW. A. RBCN is failing operationally and strategically B. RBCN management and Board are failing shareholders C. RBCN corporate governance entrenches insiders II. RBCN Transformation Opportunity A. Acquisition Opportunity on Day One B. Share price appreciation of 2x to 4x in three years C. Future Growth Opportunities III. 100 Day Plan

REAL CHANGE IS NEEDED AT RUBICON TECHNOLOGY

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY The Problem  Rubicon has failed to provide any strategic plan since new CEO was appointed in 2017.  Management continues to operate a business with upside down margins that is structurally unable to earn profit now or in the future.  Haphazardly acquired a pharmaceutical business without any strategic plan which was shut down in less than two years, resulting in nearly $1 million in loss to shareholders.  Rubicon share price has remained virtually unchanged since new management has been in place.  In five years, the company has failed to deliver a tangible, durable turnaround of Rubicon The Answer We have a Winning Plan:  Our Plan is Focused and Balanced  Deliver real revenues and profit via an identified acquisition  Our Plan is Urgent  Recovery Plan within 100 days  Present and acquire operational business within 9 - 12 months  Our Plan is Intentional  Repositions Rubicon competitively  New businesses and operations  New Investments for growth Rubicon is failing strategically

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY Management is undisciplined  Management continues to run a dying sapphire business with an upside - down cost structure. Management is unfocused 1. SEC 2020 FORM 10 - K 2. OPERATING EXPENSES EXCLUDE ONE - TIME GAINS OR LOSSES 3. 2021 PROXY FILING 4. 2021 10 - Q ENDED 9/30/21 FILED WITH SEC Rubicon is failing operationally ($ M) 2017 2018 2019 2020 Sales 1 $5.0 $3.9 $3.5 $4.5 G. Profit 1 ($10.5) $0.0 $1.1 $1.2 Op. Exp 1,2 $6.3 $2.7 $2.9 $2.8  Established Direct Dose in 2019 and acquired assets and employees in order to deliver pharmaceuticals to patients despite RBCN management having zero expertise in arguably one of the most highly regulated industries.  Company never provided a strategic plan to how this acquisition was going to add value.  In June 2021 Direct Dose was shut down having generated $600,000 in losses which management deemed as “immaterial.” 4  In addition to operating losses from Direct Dose, we estimate this gamble cost shareholders over $1 million all in – hardly an “immaterial” amount.

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY Insiders Get More…. …while Shareholders Receive Less 1. SEC 2020 FORM 10 - K 2. 2017, 2018, 2019, 2020 PROXY STATEMENTS FILED WITH SEC 3. DATA PROVIDED BY YAHOO FINANCE FROM 4/1/2077 THRU YEAR END 2021 Insiders benefit at the expense of outside shareholders .  During the past five years  Nearly 104,000 shares worth $1 million, or 4% of the Company , at prices below or equal net cash per share, awarded to the CEO 1 .  Tens of thousands of shares of stock awarded to other executives and Board members 2 .  The institution of a poison pill conveniently designed to protect tax assets that will NEVER materialize.  Continuing to operate with a staggered Board that elects directors for 3 - year terms, virtually eliminating accountability from directors and further restricting shareholders from effectuating effective change. Since 2017  $3 million in cash spent on share buybacks while shares outstanding have only declined by 200,000 shares implying an economic “cost” of $15 per share. 1  Buybacks add no value to a company with no business or profitability but instead deplete valuable cash that could be invested and compounded.  A decline in stockholders' equity from $33.3 million to $29.3 million as of 9/30/2021.  Stock price appreciation of 12% through 2021 vs. 100%+ and 130% + for SP500 & Nasdaq, respectively. 3

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY Poison Pill insulates management from being held accountable 1. RUBICON 2020 10 - K FILED WITH THE SEC. RBCN has installed a deceptive poison pill  In December 2017, Rubicon adopted a shareholder rights plan (‘poison pill’) in order to “preserve the Company’s NOL tax assets”.  Restricts any new shareholder from acquiring more than 4.9% of shares outstanding.  Poison Pill is being justified as an “ effort to protect stockholder value by attempting to diminish the risk of the Company’s ability to utilize NOLs to reduce federal income tax obligations… 1”  RBCN has not been able utilize ANY of its NOL’s during Mr. Brog’s tenure and for years prior to that.  Our analysis of RBCN NOLs demonstrates that the vast majority of the NOLs will likely never be utilized but instead expire worthless.

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY Analysis of Rubicon’s NOLs… 1. 2020 FORM 10 - K FILED WITH SEC. 2. 2017 FORM 10 - K FILED WITH SEC. RBCN shareholders will NEVER realize any benefit from these NOLs  Federal NOLs are growing due to continued losses and began to expire in 2021 1  Illinois NOLs began to expire in 2019 2  RBCN has a current market cap of approximately $21 million and $25 million in cash. At that size, it is virtually impossible that the majority of these NOLs will ever be used.  RBCN accumulated these NOLs over decades of losses – it would take decades and substantial, consistent profitability each year to utilize them.  RBCN can not support an acquisition that will deliver the amount of annual income to utilize the Federal and state NOLs prior to expiry.  Further continued losses at RBCN would increase the NOLs but harm the balance sheet and destroying the share price. … indicates most will never be utilized

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY RBCN not applying poison pill restrictions to all investors 1. BASED ON BENEFICIAL SECURITY OWNERSHIP DISCLOSURE FROM 2017 AND 2020 PROXY STATEMENTS FILED WITH THE SEC Defending the Poison Pill to protect NOL’s is wholly misleading to the public  Since poison pill was enacted in December 2017, RBCN has allowed three investment funds – all with a friendly history with the current CEO - to exceed the 4.9% shareholder rights limitation 1 :  Bandera Master Fund – 10.6% Aldebaran Capital, LLC – 6.6% Sententia Capital Management – 5.9%  RBCN Board has complete discretion in exempting shareholders from this limitation, so by exempting certain investors indicates that this pill is not about preserving NOLs but insider entrenchment .  RBCN must apply the poison pill provision without prejudice to ALL shareholders or remove the restriction all together or we question the legal basis of the pill’s validity.

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY Operational and Strategic Risk  Management decisions based on NOLs and taxes versus sound business judgement.  Risky and costly business decisions without concern for consequence from shareholders  Time and expense incurred protecting, maintaining, and defending the poison pill.  Acquisition Risk: Overpaying in order to protect NOLs that probabilistically will never be fully utilized.  Execution Risk: current RBCN management has no experience operating and growing a business over time.  Economic Risk: Any setback to the economy impacting corporate profitability devalues tax assets as they are more likely to expire than ever be utilized. Other Risks Poison pill negatively impacts decision making

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY RBCN continues to disclose that NOLs will NOT be fully utilized! 1. 2021 FORM 10 - Q FOR 9/30/21 FILED WITH SEC. RBCN management admits that NOLs likely to expire worthless  For years Rubicon has disclosed in its SEC filings: “We are in a cumulative loss position for the past three years. Based on evaluation in accordance w accounting standards, a valuation allowance has been recorded against the net U.S. deferred tax assets in order to measure only the portion of the deferred tax assets that are more likely than not to be realized based on the weight of all available evidence.” 1  Company is required to admit that based on continued losses they are uncertain that they will ever be able to capture value from the NOLs and thus must make an allowance estimate for loss of that asset.  Almost certain that Rubicon will ever monetize a significant majority of its NOLs.  RBCN poison pill is smoke and mirrors – a ploy to self - insulate executives from accountably from outside investors.  The best outcome for shareholders is to transform RBCN with a new team ready to deliver focus and strategy.  We believe that having a quality operating company that is generating profits, whether they are taxable or protected by the NOLs, is what RBCN desperately needs today. We are prepared to provide that company.

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY Years of anemic performance due to failing and ineffective management. Radical change is needed immediately in order to save Rubicon. Our plan revives and revitalizes the company while delivering on what counts – an increase in intrinsic and market per share value. 2017 2021 % change annualize d Revenue 1 $5M $4.5M 2 - 10% Net Income ($17.9M) ($1.1M) n/a Share Price 3 $8.00 $8.97 12.4% 2.96% S&P 500 4 91.5% 17.6% Nasdaq 4 135.6% 23.8% 1. RUBICON 2017 AND 2020 10 - K FILED WITH THE SEC 2. REVENUE FIGURES REFLECT YEAR END 2020 AS 2021 FULL YEAR RESULTS NOT AVAILABLE. FOR 9 - MONTH PERIOD ENDED 9/30/2021 REVENUES AND NET LOSS WERE $2.7M AND ($806,000) RESPEC TIVELY BASED ON COMPANY 10 - Q FILING WITH SEC. 3. SHARE PRICE START DATES ARE 1/1/2018 AND 12/31/2021, RESPECTIVEL Y. DATA PROVIDED BY BLOOMBERG 4. INDEX RETURNS ASSUME REINVESTED DIVIDENDS RBCN has failed shareholders

REAL CHANGE IS REQUIRED AT RUBICON TECHNOLOGY Conclusions:  Current leadership team has proven over the past five years that they are not capable of producing the transformational and necessary change required to position RBCN for profitable growth.  The company requires radical and immediate action to stop losing money, fix its broken corporate governance, eliminate its entrenchment tactics, become more transparent, and thus grow its intrinsic and market value.  Despite modest attempts at improvement in the past years, the status quo is not delivering the necessary and expected results on behalf of shareholders. The situation at Rubicon is serious….the time for real, impactful change is now Reach us at info@pgntgroup.com

RUBICON TRANSFORMATION OPPORTUNITY I. RBCN Transformation Opportunity A. Acquisition Opportunity on Day One B. Share price appreciation of 2x to 4x in three years C. Future Growth Opportunities II. 100 Day Plan

RUBICON TRANSFORMATION OPPORTUNITY Acquisition Opportunity  We have identified a high quality, profitable company that has expressed a good faith interest in being acquired and we believe Rubicon to be perfectly positioned to make the acquisition.  The business has produced a track record of sales and profit growth over many years.  The owners of the acquisition target have observed the success of Paragon Technologies and have expressed a desire to participate in the equity upside potential under the leadership and stewardship of new management. This interest in becoming shareholders of the acquiring company demonstrates a strong alignment of interest.  Business provides specialized industrial applications to technology and other key industries, including the US government.  Simple ownership structure enabling a relatively quick deal consummation. We have a winning plan to implement immediately

RUBICON TRANSFORMATION OPPORTUNITY A great business for Rubicon  Business earns tens of millions of dollars a year in revenues with proven pricing power.  Strong margins. Operating Earnings in the low single millions each year.  Quality balance sheet with little debt and quality management team to continue running business.  We have evaluated this business for years and its business is highly scalable both organically and inorganically.  Owners have witnessed the success at Paragon and have faith that we can do it again at Rubicon if the right management and Board is in place.  Want to participate in the upside from stock ownership so they are willing to a significant portion of consideration for stock with the right management team in place – high alignment with shareholders.  Our team in a unique position to acquire this business at an attractive multiple.  Allows Rubicon to retain most of its liquidity and create a perfect alignment of incentives between us and the operator.  Creates a massive runway for growth due to scalability. We are uniquely positioned to make the deal A transformative acquisition for RBCN

RUBICON TRANSFORMATION OPPORTUNITY Extremely compelling opportunity for RBCN Scenarios 1 Contraction Realistic Growth Revenues $60 million $80 million $110 million Op. Income $3 million $4 million $6 million Earnings Multiple 15 - 20x 15 - 25x 15 - 25x Implied Valuation $45 to $60M $60 - $100M $90 - $150M + RBCN net cash $18 - 22M $18 - 22M $18 - 22M Market Value $63 to $82M $78 - $122M $108 - $172M Shares Outs. 2 4 million 4.5 million 5 million RBCN sh. price $16 - $20 $17 - $27 $22 - $34 Implied Upside 78% - 120% 90% - 200% 144% - 280%  Our revenue and income assumptions are based on our evaluation of the acquisition – these numbers are real.  Conservative earnings multiple  Well positioned to effectively utilize some of the NOLs currently in place. Real and significant upside in share price that far exceeds RBCN liquidation value even under very conservative assumptions. Real, tangible assumptions Significant and compelling upside 1. FIGURES REPRESENT OUR ESTIMATES BASED ON OUR EVALUATION OF THE B USINESS. MULTIPLES BASED ON OUR ASSUMPTIONS OF CURRENT MARKET CONDITIONS AND BUSINESS COMPS. 2. OUR ASSUMPTION THAT SHARES OUTSTANDING INCREASE DUE TO ACQUISITI ON CONSIDERATION.

RUBICON TRANSFORMATION OPPORTUNITY Today  Acquisition candidate is experiencing strong demand with purchase orders being delayed due to capital access, giving RBCN opportunity to deploy capital at attractive rates of return.  Support industries that are expected to have long - term growth prospects (IT, healthcare and beauty, e - commerce)  Supported by Rubicon’s balance sheet, the acquisition will be able bid on much larger projects.  Recently had the opportunity to bid on a government procurement order in excess of $20 million but had to turn down due to upfront capital requirements.  We have a very healthy pipeline to make further tuck in acquisitions as well strategic investments higher up in the capital structure of high - quality businesses, both public and private.  We have a very disciplined and patient acquisition and investment process.  Our success at Paragon Technologies and our acquisition philosophy has earned the respect of many small businesses.  We have done this before at Paragon and we firmly believe we will do it again at Rubicon. Tomorrow A Tailwind of Future Growth

RUBICON TRANSFORMATION OPPORTUNITY Paragon Then:  Paragon has diversified into a diversified holding company with three wholly owned indepenent subsidiaries.  Our revenues are now diversified through different industries, geographies, markets and supported by high quality assets.  Our distribution operation, SED Colombia, has earned over $6 million in combined profit since we acquired the business in 2017 for $1.4 million. Paragon Now: Transform Rubicon as we did Paragon Technologies  2015 after four years on the Board, Sham Gad appointed CEO of Paragon.  2013 - 2017 Sham Gad appointed Chairman of SED International, after Paragon acquires 30% stake for $3 million.  2017 SED Board pursues voluntary liquidation in order to carve out SED Latin America. Paragon acquires SED LATAM for $1.4M in cash.  2017 Paragon establishes real estate company Ohana Home Services to acquire undervalued real estate in Las Vegas.

RUBICON TRANSFORMATION OPPORTUNITY Results with complete alignment between management and shareholders 2015 2020 % change Revenue 1 $11.6 million $108 million +831% Net Income 1 $848,000 $3.6 million +325% S. Equity 1 $3.6 million $42.5 million +1,080% Shares Out. 1 1,684,745 1,704,745 +1.2% Share Price 2 $0.85 $6.80 2 +700% Our mission is to transform RBCN like we did before 1. PARAGON TECHNOLOGIES 2015 AND 2020 ANNUAL REPORET FILED WITH OTC . 2. SHARE PRICE DATA PROVIDED BY MORGAN STANLEY/E - TRADE AND REFLECTS SHARE PRICE AS OF 1/1/2015 AND 12/31/2021 Paragon Technologies Snapshot  We have delivered results for our business and for our shareholders over the years.  We are extraordinarily confident in our belief that we can do the same for Rubicon because we have the pieces in place.

RUBICON TRANSFORMATION OPPORTUNITY Urgent Execute Present and execute acquisition candidate to shareholders Plan Present strategic plan to shareholders Fix Eliminate and reduce all unneeded costs and take swift action to cease the losses at the sapphire business. Declassify Declassify the board of directors so all directors are elected annually by actively working to get shareholder votes.  We believe the acquisition and additional steps we outline will deliver a desperately needed catalyst to RBCN leading to increased demand for the shares.  The presentation of our acquisition will be a strong catalyst of the future growth of RBCN  We will eliminate the undisciplined issuance of valuable stock grants and implement incentive plans that align with all shareholders  We will deliver quality revenues and profits for the company for the first time in decades. Accountable Our 100 Day Plan

RUBICON TRANSFORMATION OPPORTUNITY Scorecard since Rubicon new management started. 2017 2020 % change Revenue 1 $5.0 million $4.5 million - 10% Net Income 1 ($17.9M) ($1.1M) n/a Sh. Price 2 $8.00 $8.97 2 +12.4% S&P 500 3 +91.5% Nasdaq 3 +135.6% The time to act is now. Rubicon 2017 2020 % change Revenue 4 $64.6M $107.9M +67.2% Net Income 4 $2.7M $3.6M +33.3% Sh. Price 2 $1.20 $6.80 2 +467% S&P 500 +91.5% Nasdaq +135.6% Paragon 1. RUBICON TECHNOLOGY 2017 AND 2020 ANNUAL REPORET FILED WITH SEC 2. SHARE PRICE START DATES ARE 1/1/2018 AND 12/31/2021, RESPECTIVEL Y. DATA PROVIDED BY BLOOMBERG 3. INDEX RETURNS ASSUME REINVESTED DIVIDENDS 4. PARAGON TECHNOLOGIES 2017 AND 2020 ANNUAL REPORT FILED WITH OTC.

RUBICON TRANSFORMATION OPPORTUNITY A Complete Transformation  The existing team at Rubicon has had five years to demonstrate their focus and ability to deliver growth and shareholder value. The result speak loudly and clearly – management has failed its shareholders  Shareholders have waited patiently, and we are no longer confident in management’s ability and competence to turn around the company regardless of any responsive attempt to our concerns.  We believe Rubicon is best served with a new management, supported by a reconstituted Board that will deliver transparency, accountability, and the fundamental principles of good corporate governance.  The company’s entire DNA needs to be transformed.  If our representatives are in place, we believe Rubicon will have a profitable operating company within 6 - 12 months. We are willing to back up our words with our capital…. What MUST happen next.

OFFER TO ACQUIRE RUBICON TECHNOLOGY Paragon Technologies, Inc.

PARAGON TECHNOLOGIES OFFER TO ACQUIRE RUBICON TECHNOLOGY  Paragon is offering to acquire all the outstanding shares held by directors and executives, approximately 17% of the outstanding shares of the Company, for $10.10 per share in cash.  Offer represents significant premium to 90 - day share price and a real premium to Rubicon’s net cash per share 1 .  Offer provides liquidity to insiders in an otherwise illiquid stock at a premium.  Allows for a collaborative and mutual transition that is timely and without the expense of activist activities. 1. Net cash per share based $25.5M in cash on balance sheet as of 9/30/21 and 2.5 million shares outstanding. We assume rema ini ng assets offset total liabilities plus a cash burn rate of approximately $200,000 to $300,000 per quarter based on historical quarterly cash burn from operations going thr oug h 6/30/2022. Our definition of net cash refers to liquidation value, a process that would deplete cash further and should be factored into determining RBCN per share ne t cash value. Data provided from Rubicon Technology 10Q for period ending 9/30/21filed with Securities and Exchange Commission. Option 1: Acquisition of ALL shares held by insiders

PARAGON TECHNOLOGIES OFFER TO ACQUIRE RUBICON TECHNOLOGY  Paragon is prepared to announce a public tender offer to acquire up to 20% of the outstanding shares held by shareholders for $10.10 per share in cash.  Offer represents significant premium to 90 - day share price and a real premium to Rubicon’s net cash per share 1 .  Provides liquidity to shareholders who are unable to monetize due to trading volume illiquidity.  Provides cash today for shareholders to deploy elsewhere thereby minimizing the eroding effects of inflation on cash. Option 2: Public Tender Offer to Acquire 20% of Outstanding Shares

PARAGON TECHNOLOGIES OFFER TO ACQUIRE RUBICON TECHNOLOGY  Termination of Rubicon’s poison pill.  Appointment of Paragon’s director designees  Resignation of CEO and the majority of current Board of Directors  Preservation of the company’s cash and short - term investments  No extraordinary action to materially alter the current cash assets of the Company, including but not limited to, dividend payments, share repurchases, and executive compensation awards. Acquisition or Tender Offer Contingent Upon

IT’S NOW OR NEVER FOR RUBICON Conclusions:  Radical, and transformational change is needed at Rubicon now. We are past the point of repair.  Shareholders deserve an opportunity to benefit from a new management and restructured Board.  RBCN management has had five years. They have not delivered under any standard of measure.  We are willing to acquire a substantial amount of RBCN stock at a market premium to immediately align ourselves with shareholders and fully align ourselves with all shareholders.  We have a deliberate, well strategized plan that we are supremely confident will deliver significant upside. The situation at Rubicon is serious….the time for real, impactful change is now Reach us at info@pgntgroup.com The situation is dire at RBCN